UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011

NuPathe Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34836	20-2218246
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 Washington Street Suite 200 Conshohocken, Pennsylvania	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 567-0130

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 5.02 below regarding the Director Indemnification Agreement between NuPathe Inc. (the “Company”) and Mr. William J. Federici is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 5, 2011, the Company’s Board of Directors (the “Board”) increased the size of the Board from eight to nine directors and appointed Mr. William J. Federici as a director to fill the newly-created vacancy. The Board also appointed Mr. Federici to serve as a member of the Board’s Audit Committee.

In connection with Mr. Federici’s appointment to the Board, Mr. Federici was granted an option to purchase 7,486 shares of Company common stock at $9.00 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on January 5, 2011 (the “Grant Date”). The option will vest one-third per year beginning on the one year anniversary of the Grant Date and will be governed by the terms and conditions of the Company’s 2010 Omnibus Equity Incentive Compensation Plan and the Company’s form Non-qualified Stock Option Agreement for awards to non-employee directors under such plan. This option grant was made pursuant to the Company’s Non-Employee Director Compensation Policy.

Also on January 5, 2011, the Company and Mr. Federici entered into a Director Indemnification Agreement (the “Indemnification Agreement”). The Indemnification Agreement contains the same terms and conditions as those contained in director indemnification agreements that the Company previously entered into with each of the other members of the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Federici for certain expenses (including damages, judgments, fines, penalties, settlements and costs) and attorneys’ fees and disbursements, incurred by him in any claim, action or proceeding arising in his capacity as a director of the Company or in connection with service at the Company’s request for another corporation or entity. The Indemnification Agreement also provides for procedures that will apply in the event that Mr. Federici makes a claim for indemnification. The indemnification rights provided for in the Indemnification Agreement are in addition to any rights to indemnification that Mr. Federici may have under the Company’s certificate of incorporation or bylaws or applicable law.

The Company’s 2010 Omnibus Equity Incentive Compensation Plan, Non-qualified Stock Option Agreement, Non-Employee Director Compensation Policy and director indemnification agreements referenced above have been filed as exhibits to reports the Company has filed with the Securities and Exchange Commission. All readers are encouraged to read the entire text of such documents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUPATHE INC.

By: /s/ Keith A. Goldan
Name: Keith A. Goldan
Title: Vice President and Chief Financial Officer

Dated: January 5, 2011